Exhibit 10.8

as of July 30, 2026
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
LIFTOFF MOBILE, INC.
2026 OMNIBUS INCENTIVE PLAN
(RSU Grant – Non-Employee Director)
Liftoff Mobile, Inc., a Delaware corporation (the “Company”), pursuant to the Liftoff Mobile, Inc. 2026 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto) (the “RSU Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [NAME]
Date of Grant:     [DATE]
Number of RSUs:     [#####]
Vesting Schedule:    [Provided the Participant has not undergone a Termination prior to the applicable vesting date (or event), 100% of the RSUs will vest on the earlier of (i) the first anniversary of the Date of Grant and (ii) the first scheduled annual meeting of the stockholders of the Company following the Date of Grant; provided, however, that the RSUs will, to the extent not vested, vest in full upon a Change in Control, subject to the Participant’s continued service with the Company through immediately prior to such Change in Control.]1
[Provided the Participant has not undergone a Termination prior to the applicable vesting date (or event), one third (1/3) of the RSUs will vest on each of the first three anniversaries of the Date of Grant such that the RSUs will be fully vested on the third anniversary of the Date of Grant; provided, however, that the RSUs will, to the extent not vested, vest in full upon a Change in Control, subject to the Participant’s continued service with the Company through immediately prior to such Change in Control.]2
Settlement:    Any RSUs that become vested pursuant to the Vesting Schedule will be settled in accordance with Section 3 of the RSU Agreement.
    *    *    *
1 Note to Draft: For IPO Awards and Annual Awards
2 Note to Draft: For Initial Awards

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RSU AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RSU AGREEMENT, AND THE PLAN.
LIFTOFF MOBILE, INC.            PARTICIPANT3

________________________________        ________________________________
By:
Title:
3 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
LIFTOFF MOBILE, INC.
2026 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “RSU Grant Notice”) delivered to the Participant, and subject to the terms of this RSU Agreement and the Liftoff Mobile, Inc. 2026 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), Liftoff Mobile, Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
Grant of RSUs. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of RSUs provided in the RSU Grant Notice (with each RSU representing an unfunded, unsecured right to receive one share of Common Stock upon the vesting of such RSU).
Vesting. Subject to the terms and conditions contained herein and in the Plan, the RSUs shall vest and the restrictions on the RSUs shall lapse as set forth in the RSU Grant Notice. With respect to any RSU, the period of time that such RSU remains subject to vesting shall be its “Restricted Period.”
Settlement of RSUs. Except to the extent settlement is validly deferred pursuant to Section 9(d)(ii) of the Plan, as soon as administratively practicable, but in no event later than 30 days following the date on which the Restricted Period lapses with respect to an RSU, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock for each such outstanding RSU. Notwithstanding Section 9(d)(ii) of the Plan, the RSUs shall be settled solely in shares of Common Stock.
Reservation of Shares. The Company shall at all times reserve and keep available for issuance or delivery upon settlement of the RSUs such number of shares of Common Stock as shall be required for issuance or delivery upon settlement thereof.
Treatment of RSUs Upon Termination or Restrictive Covenant Violation.
(a)Unless otherwise determined by the Committee:
(i)in the event of the Participant’s Termination due to death or Disability, all then-outstanding RSUs shall vest upon the Participant’s Termination and shall be settled as set forth in Section 3 of the RSU Agreement; and
(ii)in the event of the Participant’s Termination for any reason other than as set forth in Section 5(a)(i), all vesting of RSUs shall cease and all unvested RSUs shall be forfeited to the Company by the Participant for no consideration (and without any further action by the Company) as of the date of such Termination; and
(iii)in the event the Participant has engaged or engages in a Director Misconduct Event, any unvested RSUs and vested RSUs that have not been settled in shares of Common Stock pursuant to Section 3 of this RSU Agreement shall be forfeited to the Company by the Participant for no consideration (and without any further action by the Company) as of the date of such Director Misconduct Event. For purposes of this RSU Agreement, “Director Misconduct Event” means (a) the Participant’s fraud, willful misconduct, or material breach of fiduciary duty, (b) material violation by the

Participant of any written policy of the Company or any other Subsidiary or Affiliate expressly applicable to non-employee directors, including the Company’s Code of Conduct and Insider Trading Policy, and (c) the Participant’s material breach of any restrictive covenants in any agreement between the Participant and the Company, the Participant’s Service Recipient, or any other Subsidiary or Affiliate of the Company, including, without limitation, any covenants relating to confidentiality, non-competition, non-solicitation, non-disparagement, or cooperation, in each case that remains uncured following the expiration of any applicable cure period expressly applicable to such breach under the relevant restrictive covenant, and in each case of the foregoing subclauses (a), (b), and (c), as determined by the Committee.
(b)Notwithstanding anything to the contrary in the RSU Grant Notice or in this RSU Agreement, unless otherwise determined by the Committee, the provisions addressing accelerated vesting of the RSUs upon a Change in Control pursuant to the RSU Grant Notice or upon the Participant’s Termination due to death or Disability pursuant to Section 5(a)(i) herein shall, in each case, cease to apply, and be of no further force and effect, if the Participant ceases to be an “Eligible Director” (as defined in the Company’s Non-Employee Director Compensation Policy, as in effect from time to time) because such Participant becomes affiliated with BCP Redbird Aggregator L.P. or General Atlantic (LFT), L.P. In addition, unless otherwise determined by the Committee, “Termination” for purposes of the RSU Grant Notice and this RSU Agreement shall mean the termination of the Participant’s service on the Board for any reason (including death or Disability).
Company; Participant.
(a)The term “Company” as used in this RSU Agreement with reference to service shall include the Board, the Company, and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this RSU Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the RSUs may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
Non-Transferability. The RSUs are not transferable by the Participant except to Permitted Transferees to the extent permitted by the Committee in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law, or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs shall terminate and become of no further effect.
Rights as Stockholder. The Participant or a Permitted Transferee of the RSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying an RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
Dividend Equivalents. Upon the payment by the Company of regular cash dividends on shares of Common Stock, the RSUs shall be entitled to be credited with dividend equivalent payments, which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying RSUs to which such dividend equivalents relate are settled in accordance with Section 3 of this RSU Agreement. For the avoidance of doubt, dividend equivalents accrued in respect of RSUs shall only be paid to the extent the underlying RSU vests and is settled. To the extent that any RSUs are forfeited and not vested and settled, the Participant shall have no right to dividend equivalent payments in respect of such forfeited and unvested RSUs. For the avoidance of doubt, any dividend equivalent payments shall be subject to the applicable “Director Limit” provisions in the Company’s Non-Employee Director Compensation Policy, as in effect from time to time.
Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant acknowledges and agrees that, except as required by Applicable Law, the Company does not intend to withhold any federal, state, local, or foreign income, employment, or other taxes, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable taxes which may arise in connection with the RSUs, including upon vesting or settlement of the RSUs, payment of any dividend equivalents or disposition of any shares of Common Stock.
Notice. Every notice or other communication relating to this RSU Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or their designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
No Right to Continued Service. This RSU Agreement does not confer upon the Participant any right to continue as a director or other service provider to the Company.
Binding Effect. This RSU Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.
Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment, or modification of any of the terms of this RSU Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification on the Company’s behalf shall be effective only if approved by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
Clawback/Forfeiture. In the event the Participant has engaged or engages in a Director Misconduct Event, the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to return or repay to the Company, within 10 business days after the Company’s request to the Participant therefor, in such form and manner as the Committee may determine, (A) at the Committee’s election, (i) any shares of Common Stock, securities, or other non-cash property delivered in settlement of the RSUs or paid or delivered as dividends, dividend equivalents, or other distributions with respect to the RSUs or any such shares, securities, or property (collectively, “Non-Cash Award Property”) and then held directly or indirectly by the Participant (including through any entity or trust controlled by the Participant), or (ii) cash equal to the aggregate Fair Market Value, as of the date of the Company’s written request, of any such shares of Common Stock and the aggregate fair market value, as reasonably determined by the Committee as of such date, of any such securities or other property; (B) the aggregate after-tax amount (taking into account all amounts of tax that would be recoverable upon a claim of loss for repayment of such amount in the year of repayment) of (i) any cash delivered in settlement of the RSUs or paid as dividends, dividend equivalents, or other distributions with respect to the RSUs or any Non-Cash Award Property and (ii) any proceeds received directly or indirectly by the Participant (including through any entity or trust controlled by the Participant) upon the sale or other disposition of any Non-Cash Award Property; and (C) with respect to any Non-Cash Award Property transferred by the Participant for less than fair market value (other than any such property then held indirectly by the Participant and subject to clause (A)), an amount equal to the aggregate Fair Market Value of such shares of Common Stock or the aggregate fair market value, as reasonably determined by the Committee, of such securities or other property, in each case as of the date of transfer, less any consideration actually received by the Participant in respect of such transfer and included in clause (B). For purposes of clause (B), any shares of Common Stock, securities, or other property withheld or sold to satisfy applicable taxes or tax withholding obligations shall be treated as having been received by the Participant and disposed of for proceeds equal to the amount applied to satisfy such taxes or obligations, which amount shall be taken into account in determining the after-tax amount recoverable under this Section 15. The Committee may recover any cash amount under this Section 15 by cash payment, offset against compensation, or other amounts payable to the Participant, cancellation or reduction of outstanding Awards, installment payments, or any other method permitted by the Plan and Applicable Law. The Participant shall promptly furnish such records, documentation, and certifications as the Committee may reasonably request to determine the amounts recoverable under this Section 15. This Section 15 shall survive the Participant’s Termination, settlement of the RSUs, and any transfer or disposition of any shares of Common Stock, cash, securities, or other property delivered in settlement of the RSUs.
Governing Law. This RSU Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this RSU Agreement, the RSU Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this RSU Agreement, the RSU Grant Notice, or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
Section 409A of the Code. It is intended that the RSUs granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder, and shall be interpreted consistent with such intent.
Delay of Settlement for Legal Compliance. Notwithstanding Section 3 or any other provision of this RSU Agreement, if the Company reasonably anticipates that the issuance or delivery of shares of Common Stock on the date on which settlement would otherwise occur under Section 3 would violate the Securities Act, the Exchange Act, any other Applicable Law, or the rules of any securities exchange or quotation system on which the Common Stock is then listed or quoted, then the Company may delay such issuance or delivery and shall effect such issuance or delivery on the earliest date on which the Company reasonably anticipates that such issuance or delivery would not cause such violation. Any such delay, and this Section 18, shall be administered, construed, and applied in a manner intended to preserve the exemption of the relevant payment from, or its compliance with, Section 409A of the

Code, including, as applicable, Treasury Regulation Section 1.409A-2(b)(7)(ii) and applicable guidance under the short-term deferral rule, and in no event shall settlement be delayed beyond the latest date permitted for the relevant payment to remain exempt from, or in compliance with, Section 409A of the Code. This Section 18 is intended to supplement, and not to limit, the Company’s rights under Section 13(k) of the Plan.
Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this RSU Agreement, the Plan shall govern and control.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent that the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Entire Agreement. This RSU Agreement (including, without limitation, all exhibits and appendices attached hereto), the RSU Grant Notice, and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.
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